UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2015 (January 27, 2015)

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE, Hickory, North Carolina	28602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 27, 2015, CommScope Holding Company, Inc. (“Holdings”) and CommScope, Inc. (“CommScope” and, together with Holdings, the “Company”) and TE Connectivity Ltd., a Swiss corporation (“Seller”), entered into a stock and asset purchase agreement (the “Purchase Agreement”), pursuant to which the Company has agreed to acquire Seller’s Telecom, Enterprise and Wireless businesses, including its managed connectivity business (the “Business”), which Seller refers to as its Broadband Network Solutions business unit.

Transaction Overview

Upon the terms and conditions set forth in the Purchase Agreement, which has been unanimously approved by the Company’s board of directors, the Company has agreed to purchase the Business from Seller pursuant to a combination of stock and asset purchases (the “Transaction”). Upon the closing of the Transaction, the Company will pay to Seller $3.0 billion in cash, on a cash-free, debt free basis, subject to a working capital adjustment and an adjustment if the assumed pension liabilities of the Business are greater or less than $60 million. In connection with the Transaction, under the terms of the Purchase Agreement the Company will also assume certain other liabilities of the Business, including up to $50 million of severance obligations (if any) triggered by the Transaction and up to $9 million of outstanding restructuring liabilities related to the Business.

Conditions to the Transaction

The completion of the Transaction is subject to certain customary closing conditions, including:

•	expiration or termination of the waiting period (and any extensions thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	the receipt of all required clearances, approvals or authorizations required by certain other specified foreign governmental entities under applicable antitrust laws; and

•	the absence of any order, judgment, injunction, law or other legal restraint prohibiting the consummation of the Transaction.

Each party’s obligation to consummate the Transaction is also subject to certain additional closing conditions, including (i) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (ii) the other party’s compliance in all material respects with its covenants and agreements contained in the Purchase Agreement.

Other Terms of the Transaction

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The covenants include, among others, the following: (i) Seller is obligated to operate the Business in the ordinary course consistent with past practice between the execution of the Purchase Agreement and the closing of the Transaction, (ii) Seller agrees not to engage in certain transactions with respect to the Business between the execution of the Purchase Agreement and the closing of the Transaction, except with the written consent of the Company (not to be unreasonably withheld) and (iii) Seller agrees, under the terms specified in the Purchase Agreement, not to compete with the Business (subject to certain exceptions) for a period of four years after the closing date.

Each of the parties is required to use their respective reasonable best efforts to consummate the Transaction, including effecting certain regulatory filings described in the Purchase Agreement and obtaining all necessary consents and authorizations to consummate the Transaction. Without limiting the foregoing, the Company must use its reasonable best efforts to take all actions necessary to obtain the required consents from antitrust authorities, including agreeing to the sale, divestiture or disposition of assets of the Company or the Business (or any combination thereof) and taking actions that would limit the Company’s freedom of action with respect to its assets or assets of the Business (or any combination thereof), provided that the Company will not be required to take any action that would, or would reasonably be expected to, impose (i) any material limitation on the ability of the Company effectively to acquire the full rights of ownership of the assets of the Business, (ii) a material reduction in the reasonably anticipated benefits (financial or otherwise) of the Transaction or (iii) an impact that is materially adverse to the assets, business, results of operation or condition (financial or otherwise) of the Business or the Company.

Pursuant the Purchase Agreement, the Company has agreed to provide certain future employment opportunities following the closing, including the provision of compensation and certain benefits, for the employees of the Business. The Purchase Agreement also provides for the allocation of certain employment and benefit plan liabilities related to the Business and contains certain representations and warranties regarding employment and benefit plan matters. In addition, the Company has agreed to issue equity-based awards to replace the unvested equity-based awards of employees of the Business as of the date such person becomes employed by the Company (after giving effect to any pro rata vesting that occurs in connection with the Transaction).

The Company intends to fund the Transaction and the related fees, commissions and expenses with a combination of cash on hand and new financing. Concurrently with the signing of the Purchase Agreement, the Company entered into the Debt Commitment Letter (as defined below) with the Commitment Parties (as defined below) as described in more detail below (such financing, the “Financing”). The Company expects the financing under the Commitment Letter, together with cash balances, to be sufficient to provide the financing necessary to consummate the Transaction. The financing commitment of the Commitment Parties is subject to certain conditions set forth in the Debt Commitment Letter. The Company has agreed to use reasonable best efforts to obtain the Financing and Seller has agreed to reasonably cooperate in the Seller’s efforts to obtain the Financing. There is no financing condition to the Transaction. However, in the event the Company is unable to obtain the financing required to consummate the Transaction and, as a result, Seller subsequently terminates the Purchase Agreement, Seller shall be entitled to a termination fee in the amount of $210 million as Seller’s sole and exclusive remedy.

The Purchase Agreement contains customary termination provisions in favor of both parties, including if the initial closing of the Transaction has not occurred by the first anniversary thereof (subject to extension by either party for up to three additional months in the event that required antitrust approvals have not been obtained). In the event the Purchase Agreement is terminated under certain circumstances, including terminations related to the failure to obtain the required antitrust approvals, or the failure of the Company to obtain the financing required to consummate the Transaction, the Company must make a cash payment of $210 million to Seller as Seller’s sole and exclusive remedy.

Both the Company and the Seller have agreed, following the closing, to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations.

Simultaneous with the closing of the Transaction, the parties will enter into certain ancillary agreements including an Intellectual Property Agreement and a Transition Services Agreement. The Intellectual Property Agreement and Transition Services Agreement are described in more detail below.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Intellectual Property Agreement

The Company and Seller have agreed that, upon the consummation of the Transaction, they will enter into an Intellectual Property Agreement. Pursuant to the Intellectual Property Agreement, (i) Seller will grant to the Company licenses to certain intellectual property assets used by the Business and (ii) the Company will grant to Seller licenses to certain intellectual property assets acquired by the Company in the Transaction and that are used by Seller’s retained businesses.

Transition Services Agreement

The Company and Seller have agreed that, upon the consummation of the Transaction, they will enter into a Transition Services Agreement. Pursuant to the Transition Services Agreement, Seller agrees to provide the Company, for up to three years, certain services that are currently provided by Seller to the Business, including with respect to: (i) information technology, (ii) operations and logistics, (iii) finance, accounting and tax, (iv) human resources and (v) real property.

Debt Commitment Letter

In connection with the Purchase Agreement, the Company entered into a commitment letter, dated January 27, 2015 (the “Debt Commitment Letter”), with JPMorgan Chase Bank, N.A. (“JPMCB”) and J.P. Morgan Securities LLC (“JPMorgan”), (ii) Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith (“MLPF&S”), (iii) Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Cayman Island Branch (“DBCI”) and Deutsche Bank Securities Inc. (“DBSI”) and (iv) Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with JPMCB, JPMorgan, Bank of America, MLPF&S, DBNY, DBCI, DBSI and Wells Fargo Bank, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to provide the financing necessary to fund, in part, the consideration to be paid pursuant to the terms of the Purchase Agreement and to repay, redeem, defease or otherwise discharge certain third party indebtedness of Seller and to pay fees and expenses related to the foregoing (the “Debt Financing”).

The Debt Financing is anticipated to consist of the following:

•	a senior secured incremental term loan facility of CommScope, Inc. in an aggregate principal amount of up to $1,500 million (the “Incremental Facility”); and

•	notes to be issued by Andrew LLC and CommScope, Inc. of North Carolina yielding up to $1,500 million in aggregate gross cash proceeds (the “Notes”) and/or, to the extent that the issuance of such Notes yields less than $1,500 million in aggregate gross cash proceeds or such cash proceeds are otherwise unavailable, a senior unsecured bridge loan facility (the “Bridge Facility”) up to an aggregate principal amount of $1,500 million (less the cash proceeds received from the Notes and available for use (if any)).

Under the terms of the Debt Commitment Letter, the Commitment Parties have the right to require (i) that CommScope, Inc., or one of its direct or indirect subsidiaries, borrow the proceeds of the Incremental Facility in escrow after approximately seven months from the date of the Debt Commitment Letter and (ii) that Andrew LLC, or one of its direct or indirect subsidiaries, issue the Notes (and/or borrowings under the Bridge Facility, if any) into escrow approximately six months from the date of the Debt Commitment Letter. The funding of the Debt Financing is contingent on the satisfaction or waiver of certain conditions set forth in the Debt Commitment Letter.

The foregoing description of the Debt Commitment Letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 28, 2015, the Company issued a press release announcing that it has entered into a definitive agreement pursuant to which the Company has agreed to acquire Seller’s Telecom, Enterprise and Wireless businesses, which Seller refers to as its Broadband Network Solutions business unit. In addition, the Company held a conference call and simultaneous presentation to investors at 8:00 a.m. EST to discuss the transaction. The press release is attached hereto as Exhibit 99.1 and the investor presentation is attached hereto as Exhibit 99.2, and each is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning CommScope, the proposed acquisition by CommScope of the Telecom, Enterprise and Wireless businesses of TE Connectivity (which TE Connectivity refers to as its Broadband Network Solutions business unit) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of CommScope and TE Connectivity as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the control of CommScope and TE Connectivity. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to obtain applicable regulatory approvals in a timely manner, on terms acceptable to CommScope or TE Connectivity or at all; failure to satisfy other closing conditions to the proposed transactions; the risk that CommScope will be required to pay the reverse break-up fee under the Stock and Asset Purchase Agreement; the risk that the TE Connectivity businesses will not be integrated successfully into CommScope or that CommScope will not realize estimated cost savings, synergies and growth or that such benefits may take longer to realize than expected; failure by CommScope to realize anticipated benefits of the acquisition; risks relating to unanticipated costs of integration; risks from relying on TE Connectivity for various critical transaction services for an extended period; reductions in customer spending and/or a slowdown in customer payments; failure to manage potential conflicts of interest between or among customers; unanticipated changes relating to competitive factors in the telecommunications industry; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; ability to attract new customers and retain existing customers in the manner anticipated; changes in legislation or governmental regulations affecting CommScope and the TE Connectivity businesses to be acquired; international, national or local economic, social or political conditions that could adversely affect CommScope, the TE Connectivity businesses to be acquired or their customers; conditions in the credit markets that could impact the costs associated with financing the acquisition; risks associated with assumptions made in connection with the critical accounting estimates, including segment presentation, and legal proceedings of CommScope and/or the TE Connectivity businesses to be acquired; and the international operations of CommScope and/or the TE Connectivity businesses to be acquired, which are subject to the risks of currency fluctuations and foreign exchange controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of CommScope and/or the TE Connectivity businesses to be acquired, including those described in each of CommScope’s and TE Connectivity’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the parties do not assume any obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

2.1*	Stock and Asset Purchase Agreement, dated January 27, 2015, by and among CommScope Holding Company, Inc., CommScope, Inc. and TE Connectivity Ltd.

10.1	Debt Commitment Letter, dated January 27, 2015, by and among CommScope Holding Company, Inc., CommScope, Inc. and JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG New York Branch, Deutsche Bank Cayman Island Branch, Deutsche Bank Securities Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC

99.1	Press Release issued by CommScope Holding Company, Inc. dated January 28, 2015

99.2	Investor Presentation dated January 28, 2015

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.
Date: January 28, 2015
	By:	/s/ Frank B. Wyatt, II
	Name:	Frank B. Wyatt, II
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number:	Description

2.1*	Stock and Asset Purchase Agreement, dated January 27, 2015, by and among CommScope Holding Company, Inc., CommScope, Inc. and TE Connectivity Ltd.

10.1	Debt Commitment Letter, dated January 27, 2015, by and among CommScope Holding Company, Inc., CommScope, Inc. and JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG New York Branch, Deutsche Bank Cayman Island Branch, Deutsche Bank Securities Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC

99.1	Press Release issued by CommScope Holding Company, Inc. dated January 28, 2015

99.2	Investor Presentation dated January 28, 2015

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.